UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2018

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2018, following the HomeStreet, Inc. annual meeting of the shareholders, the Board of Directors of HomeStreet, Inc. ("HomeStreet" or the "Company"), upon recommendation of the Board's Human Resources and Corporate Governance Committee (the "HRCG"), took action pursuant to the Company's Amended and Restated Bylaws to expand the Board to 10 directors and appoint Sandra A. Cavanaugh to fill the vacancy created by that expansion for a term that will expire at the next annual meeting of the Company's shareholders.

Ms. Cavanaugh has more than 30 years of experience in the financial services, banking, and mutual fund industries. As president and CEO of U.S. Private Client Services of Russell Investments, Ms. Cavanaugh oversaw a $45 billion mutual fund business in the U.S. Prior to joining Russell Investments, Ms. Cavanaugh was an executive vice president at SunTrust Bank in 2009, and held senior executive positions at Washington Mutual / JP Morgan Chase from 2007 to 2009, including as president of WM Funds Distributor and Shareholder Services from 1997 to 2007. Ms. Cavanaugh also held various senior positions with AIM Mutual Funds, First Interstate Bank, and American Savings Bank. Since her retirement from Russell Investments, Ms. Cavanaugh has provided consulting services to help financial services companies build and execute brand, product, and distribution strategies. In addition to her executive career, Ms. Cavanaugh holds several board and advisory roles. She received her bachelor’s degree in History with a minor in Business from California State University, Fresno and holds NASD/FINRA Securities Licenses Series 7, 24, and 63.
The HRCG identified Ms. Cavanaugh through a targeted search to find a qualified candidate that would meet the Company's diversity goals, as stated in its Principles of Corporate Governance. In addition, Ms. Cavanaugh’s education, financial experience and licensure make her qualified to serve as an "audit committee financial expert" under applicable Securities and Exchange Commission ("SEC") regulations. Ms. Cavanaugh is also an expert in the financial services industry, which was also considered important by the HRCG in its evaluation. The HRCG recommended Ms. Cavanaugh's appointment as part of its ongoing assessment of its board composition and refreshment, following a thorough assessment of her background and qualifications. Ms. Cavanaugh was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Cavanaugh will receive such compensation as previously described in the Company's proxy statement for the Company's 2018 annual meeting of the shareholders.

On May 30, 2018, the Company issued a press release on Ms. Cavanaugh's appointment. A copy of the press release is included as Exhibit 99.1 to this report and incorporated herein by reference. The press release is available on HomeStreet's investor relations web site at http://ir.homestreet.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	Description
Exhibit 99.1	HomeStreet Press Release dated May 30, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary